Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-111726, No. 333-108562, and No. 333-31759) and Form S-8 (No. 33-56499, No. 33-65033, No. 33-65035, No. 333-57729, No. 333-57659, No. 333-57665, No. 333-23371, No. 333-43526, No. 333-43524, and No. 333-125355) of Eastman Kodak Company of our report dated February 27, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Rochester, New York
February 27, 2008